EXHIBIT 23

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-64993 and 333-31020 of Dotronix, Inc. on Form S-8 of our report dated September 27, 2001 appearing in the Annual Report on Form 10-KSB of Dotronix, Inc. for the year ended June 30, 2001.

/S/Deloitte & Touche LLP

September 27, 2001
Minneapolis, Minnesota